Exhibit 10.11

*** Confidential Treatment Requested

MASTER PURCHASE AGREEMENT

This Master Purchase Agreement (“MPA”) is made as of November 7, 2005 (“Effective Date”) between Cisco Systems                         , a                          corporation, having its principal place of business at                                                                  , on behalf of itself and its Subsidiaries (collectively, “Cisco”), and NetLogic Microsystems, Inc., a Delaware corporation having a place of business at 1875 Charleston Rd., Mountain View, CA 94043 (“Supplier”).

This MPA has the following attachments, which are incorporated into this MPA by this reference and made a part hereof:

Exhibit A	Product Schedule
Exhibit B	Business Reviews
Exhibit C	Failure Analysis Procedure
Exhibit D	Product Change Notification
Exhibit E	Reschedules and Cancellations
Exhibit F	Manufacturing Escrow Agreement
Exhibit G	Cisco Authorized Contract Manufacturers
Exhibit H	Contract Dispute Escalation

PRELIMINARY UNDERSTANDING

A.	Supplier is in the business of developing, manufacturing and selling components that are required to achieve the desired functionality of some of Cisco’s products.

B.	Cisco desires to purchase from Supplier, and Supplier desires to supply to Cisco, the Products (as defined herein) pursuant to the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS

1.1 “Cisco CMs” shall mean those contract manufacturers engaged in the manufacture of Cisco products who are identified in Exhibit G, as it may be amended by Cisco, in its sole discretion, throughout the Term.

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1.2 “Custom”: A Product that is not Standard and (i) is customized expressly for Cisco product requirements, or (ii) for which Supplier has no alternative redistribution channel.

1.3 “Delivery Date” shall mean the date agreed to by the Parties for receipt of goods at the specified delivery location identified in the applicable purchase order (per INCO terms 2000) for any order for Products.

1.4 “e-Hub” shall mean Cisco’s online supply chain management tool.

1.5 “Intellectual Property” means any and all tangible and intangible: (i) rights associated with works of authorship throughout the world, including but not limited to copyrights, neighboring rights, moral rights, and maskworks, and all derivative works thereof (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patents, designs, algorithms and other industrial property rights, (v) all other intellectual and industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

1.6 “Lead Time” shall mean the period from the time Supplier accepts an order for Products until delivery to Cisco or Cisco CM as quoted by Supplier for entry into Combat. “Combat” shall mean Cisco’s Outsource Manufacturing Business Analysis Tool.

1.7 “Purchasing Rights” shall mean: Cisco’s right and license at its sole option and discretion to purchase Products directly from any Supplier Fabricator at any time during the Term following the events or circumstances described in Section 13. For the purposes of this Agreement, “Supplier Fabricator” shall mean an authorized Supplier fabrication entity that assembles all component parts into a complete, fully finished Product.

1.8 “Products” shall mean the products listed in each Product Schedule attached hereto as Exhibit A, and shall include hardware products and Software, user documentation (where applicable) and Supplier’s standard packaging. Products shall also include progeny of or replacements for such Products.

1.9 “Product Price” shall mean the mutually agreed to net price that Cisco and Cisco CMs shall pay for each Product as listed in the applicable Product Schedule and as modified by the parties or altered pursuant to Section 3 of this MPA and through that Combat tool as referenced in Section 1.5.

1.10 “Product Schedule” shall mean the schedule attached hereto as Exhibit A together with all additional Product Schedules agreed upon after the Effective Date. Each such subsequently agreed upon Product Schedule shall be executed by the parties and copies shall be appended hereto. The Product Schedules may be amended from time to time in accordance with the mutual agreement of the parties. Each subsequent Product Schedule shall be used to identify those Products for which applicable terms deviate from the general terms and conditions specified in this MPA.

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1.11 “Rolling Forecast” shall mean a non-binding twelve (12) month rolling forecast of Cisco’s estimated requirements for Products for itself, Subsidiaries, and Cisco Systems                  as updated periodically.

1.12 “Software” shall mean any computer code in object code format and whether embedded in or bundled with the Products in any manner, including as firmware, and even if provided separately on disks or other media or by electronic transmission, together with all bug fixes, revisions and upgrades thereto.

1.13	“Specifications” shall mean the Product-specific specifications.

1.14	“Standard Products” shall mean all products that are not Custom Products.

1.15 “Subsidiary” shall mean a corporation in which a party effectively owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock or shares.

1.16 “Term” shall have the meaning set forth in Section 18.1.

1.17 “Warranty Period” shall mean three (3) years, or as specified in each Product Schedule, commencing upon delivery of the Product to Cisco, Cisco CMs or other authorized delivery site in compliance with the conditions required in Section 11.2.

2. SALES AND PURCHASES OF PRODUCT

2.1 Products. Supplier agrees to supply and Cisco agree to purchase Supplier’s Products pursuant to the terms and conditions of this MPA. Supplier hereby agrees to supply to Cisco and/or Cisco CMs the Products listed in each Product Schedule in compliance with the Specifications and for the exclusive purpose of incorporation into a final Cisco product. Supplier’s use of data contained in or entry of data into the Combat tool shall not alter the terms of this MPA.

2.2 Purchase Orders. Supplier agrees that it shall handle purchase orders placed by Cisco CMs in a manner consistent with this Agreement. Supplier shall accept and acknowledge in writing all purchase orders from Cisco or Cisco CMs, within three (3) business days after receipt thereof, identifying a firm shipping date in compliance with the applicable Lead Time with each such acknowledgment. In the event that Supplier cannot meet the applicable Lead Time, the parties must agree to an alternative shipping date or the purchase order issuer may cancel the purchase order [***]. If Supplier cannot meet the applicable Lead Time, and Cisco wishes to purchase the Products from a distributor of Supplier, which distributor has such Products in inventory, Supplier will make reasonable commercial efforts to extend to such distributor a price which would enable the distributor to sell Products to Cisco at the Product Price. All purchase orders placed with Supplier by Cisco shall be subject to the terms and conditions of this MPA

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without specific reference hereto in any such Cisco purchase order. Cisco shall not be liable for any verbal commitments made by Cisco or Cisco CMs, although Supplier may proceed based upon an authorized Cisco buyer/planner’s provision of a Cisco purchase order number which shall be followed by a written or electronic purchase order to be accepted by Supplier as called for in this Section 2.2.

2.3 Flexibility. Supplier will ensure it has the capacity to increase or decrease, in all market conditions, production of the Products as set forth in Cisco’s or Cisco’s CM’s Rolling Forecast as follows: (i) [***] of the increase or decrease is to be effected within four (4) weeks; and (ii) [***] if the increase or decrease is to be effected within eight (8) weeks. Supplier will sustain such flexibility percentages as measured against a baseline rolling window of 12 weeks of forecast to be refreshed weekly. Additionally, such flexibility capability will be in accordance with any flexibility goals and actual Lead Time parameters established with Cisco and Cisco CMs, including the implementation of a supplier managed inventory program (“SMI”). To the extent that Supplier has agreed with Cisco CMs to flexibility terms that are more expansive or permit shorter implementation periods, Supplier will afford them to Cisco as well in lieu of those set forth above. Supplier shall coordinate with Cisco and all applicable Cisco CMs to meet any such Rolling Forecast increase or decrease by effectively managing its inventory at the lowest, longest lead time component or raw material level to minimize risk throughout the supply chain while ensuring maximum flexibility and scalability to Cisco’s demand. Supplier hereby acknowledges that neither Cisco nor Cisco CMs shall bear any liability or responsibility for any costs incurred by Supplier to meet such volume increase or decrease unless otherwise provided for in this MPA.

2.4 Reschedules and Cancellations. Cisco or Cisco CMs may cancel or reschedule purchase orders issued by Cisco directly to Supplier as set forth in Exhibit E.

2.5 Non-Cancellable/Non-Returnable Products. No Product shall be treated as Non-Cancellable/Non-Returnable (“NCNR”) unless so designated in the applicable purchase order or otherwise agreed to in writing by Cisco and Supplier.

2.6 Disaster Recovery and Business Continuity Plan. Within sixty (60) days after the Effective Date, Supplier shall submit for Cisco approval a plan for recovery and business continuity in the event of a disaster affecting any location relating in any way to the manufacture and sale of Products contemplated by this MPA (the “Plan”). Such Plan, at a minimum, shall identify available alternate facilities, infrastructure and logistics, and security and protective measures necessary to ensure minimal impact to Cisco’s supply of Products from Supplier.

2.7 Benefits to Cisco CMs. Supplier shall ensure that all terms relating to the Products and their purchase set forth in the following Sections of this MPA shall be adhered to with and provided to Cisco CMs in the course of their purchase of Products for inclusion in Cisco products. Those terms to be afforded or adhered to with Cisco CMs shall include Sections 2.1-2.5, 3.1, 4.2, 5 (entirely), 7 (entirely), 8.4, 10 (entirely), 11.1, and 11.2.

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3. PRICING

3.1 Prices. The Product Prices shall be set forth in the applicable Product Schedule, to be updated at a minimum on a quarterly basis unless otherwise agreed by the parties. Except for applicable Taxes, shipping and insurance charges, and any import or export duties, no additional fees or charges of any sort shall be charged to Cisco, unless the subject of a written Supplier request accepted by a Cisco commodity manager in writing. Supplier shall use its best efforts to meet Cisco’s quarterly cost reduction targets, as they are communicated to Supplier. Supplier will extend to Cisco and Cisco CMs all price decreases achieved by Supplier. Cisco shall have the right to alter any percentage of Total Available Purchases (“TAP”) if TAP is referenced in the Product Schedule, in the event that: (i) Supplier’s pricing is not competitive; (ii) the Products do not comply with the applicable Specifications; (iii) Supplier has failed to or is unable to meet Delivery Dates; or (iv) Supplier is not in compliance with any other material provision hereof. Prices stated in the Product Schedules are in U.S. dollars and do not include applicable Taxes. Supplier shall, where practicable, use available methods to lower Taxes. “Taxes” mean any tax or other charge that Supplier is liable to collect on behalf of any governmental authority as a result of the sale, use or delivery of Products, including without limitation, duties, value added and other withholding taxes. Taxes do not include taxes on Supplier’s net income.

3.2 Supplier warrants to Cisco that throughout the Term of this MPA, in any particular quarter, the Product Prices are and will be no higher than the lowest prices paid by any customer worldwide purchasing, on an annual basis, the same or lesser total aggregate dollar volume for such Products.

3.3 Cisco shall have the right upon reasonable notice to Supplier to have a representative examine such applicable books and records of Supplier as are necessary to verify Supplier’s compliance with this Section 3.2. If the audit reveals that Supplier has not complied, then Supplier shall issue, in Cisco’s discretion, a credit against outstanding future payment obligations for the total difference between the price paid and the lowest price. If such audit reveals that Supplier’s pricing to Cisco for the Products has been more than five percent (5%) higher than pricing for the Products to any of Supplier’s other customers, Supplier shall pay the reasonable fees and expenses of such audit.

3.4 Payment. Payment terms are net thirty (30) days of invoice.

4. FORECASTS AND PRODUCT ALLOCATION

4.1 Forecasts. On a periodic basis, Supplier will receive from Cisco or Cisco CMs, by any means approved by Cisco including via e-Hub, a Rolling Forecast of Cisco’ estimated needs. These forecasts are for planning purposes only and do not constitute any commitment to purchase, unless otherwise explicitly set forth in this MPA. No request for Products shall be binding unless contained in a purchase order in compliance with the requirements of this MPA and pursuant to Exhibit E.

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4.2 Allocation of Products. In the event any Product or Product components is in short supply, Supplier shall deliver to Cisco an allocation no less favorable than that provided to any of its other customers purchasing similar quantities of similar products whether purchasing directly from Supplier or indirectly from a Supplier subsidiary. For the purpose of determining quantities purchased by Cisco under this section, Supplier shall aggregate the purchase volumes of Cisco and Cisco’s CMs under this Agreement. Supplier shall provide Cisco with as much notice as reasonably possible if it anticipates or has reason to believe that Supplier’s output of the Product will not be sufficient to meet all of Cisco’s requirements for any period. This capacity allocation right shall be in addition to any other rights and remedies of Cisco.

5. SHIPMENT AND DELIVERY

5.1 Delivery. Delivery Dates shall be based on the Lead Time. Delivery terms shall be FCA point of origin, per Incoterms 2000. Title will pass at the point of origin to the purchase order issuer.

5.2 Late Delivery. If Supplier is unable to deliver to a Cisco CM any Products on the Delivery Date, Supplier shall notify the applicable Cisco CM. If Supplier is unable to deliver Products ordered by Cisco on the Delivery Date, Supplier shall (i) notify a Cisco buyer/planner within twenty four (24) hours of Supplier’s knowledge of late delivery and (ii) make reasonable commercial efforts to allow no less than forty eight (48) hours notice of any such late delivery. In the event that the parties cannot agree on a revised Delivery Date or the late delivery has impacted a Cisco customer order, (i) Cisco or Cisco CMs may cancel the affected purchase orders without penalty, or (ii) Supplier shall accept any reschedule or change, except in the Product Price, in the affected purchase order as Cisco or Cisco CMs may require. Regardless of whether an order was placed by Cisco or Cisco CMs, Supplier shall immediately notify Cisco and, if relevant, all affected Cisco CMs of any known or anticipated delays that may cause a manufacturing line for a Product to go down, or of any circumstances that may cause disruption in deliveries of Products.

5.3 Shipping Documents and Markings; Packing.

5.3.1 Documentation. Shipping documentation must be complete and accurate and include all required information including commercial invoice, packing list, all applicable export and transportation documents and declarations. An itemized packing list must accompany each shipment and shall prominently identify (i) the purchase order number, (ii) the description, part number, revision level, and quantity of the Products shipped, (iii) the number of shipping containers in the delivery, (iv) the status of the shipment as complete or partial, and (v) the waybill/bill of lading number.

5.3.2 Packaging. Unless otherwise specified by Cisco or Cisco CMs, Supplier will package and pack all goods in a manner which (i) is in accordance with good commercial practice, (ii) is acceptable to common carriers for shipment, (iii) follows procedures taking into account the then most current I.C.C. regulations, and (iv) is adequate to ensure undamaged arrival of the Products at the identified destination.

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5.3.3 Markings. Supplier will mark all containers with necessary lifting, handling and shipping information, country of origin, and with purchase order numbers, date of shipment, and the names of the consignee and consignor.

6. SUPPLIER PERFORMANCE CRITERIA

6.1 The ultimate evaluation of Supplier’s performance hereunder for purposes of continued or additional purchases shall be made exclusively by Cisco, in their sole discretion; provided that Cisco will communicate a variety of criteria which may be considered in such evaluation, including Cisco’s “Scorecard” process. The Scorecard process is Cisco’s formal process for identification of supplier strengths and areas for improvement. Supplier performance will be discussed during QBRs or SBRs as shown in Exhibit B.

7. PRODUCT INSPECTION AND QUALITY

7.1 Inspection by Cisco. Products shall be subject to inspection and testing by Cisco or Cisco CMs for (i) conformance to Product Specifications, (ii) warranty defects and (iii) any other form of damage.

7.2 Rejection. In case any Product is found not to conform to the mutually agreed upon Specifications, or is in any way defective in material or workmanship, or otherwise damaged (“Non-Conforming Product”), Cisco or Cisco CMs may reject the Product and will (i) promptly notify Supplier in writing of the basis of such rejection and (ii) comply with the Supplier’s Return Materials Authorization (“RMA”) process for the return of the Non-Conforming Products, provided that such RMA process has been given in writing to Cisco or Cisco CM.

7.3 Failure Analysis. At Cisco’s request, Supplier will adhere to the failure analysis procedure as set forth in Exhibit C and provide to Cisco a failure analysis report specifying the reason for failure of any Non-Conforming Product. [***].

7.4 Quality Standards. Supplier shall ensure that it adheres to industry best practice. Supplier shall adhere to such additional processes, procedures or qualification standards regarding Products which may be agreed to by Supplier and Cisco from time to time. Supplier shall not ship any Product which has less than [***] of remaining shelf life.

8. PRODUCT SPECIFICATIONS AND CHANGES

8.1 Specifications. Supplier agrees to supply Products that conform to the applicable Supplier Specification, which Specification Cisco agrees meets Cisco’s intended purpose, as it has been communicated to Supplier. Supplier shall not make changes to any Specifications for any Product, or any changes to a Product or process characteristics which could potentially result in non-conformance to Cisco physical, mechanical, optical, and/or electrical requirements previously provided to Supplier in writing without the prior written approval of Cisco, to be obtained in accordance with the Product change notification process in Exhibit D. For those Products for which Supplier is Cisco’s sole or primary source, Supplier shall continue to manufacture for Cisco in an unchanged form, any Product proposed to be changed by Supplier and which change is rejected by Cisco. Supplier shall manufacture such unchanged Product for no less than [***] from the date of Cisco’s rejection of the proposed change.

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8.2 Pre-Shipment Testing. Supplier shall follow pre-delivery test procedures as the parties may agree upon for each Product.

8.3 Product Corrections. Within one (1) working day after verifying any bug or other problem in a Product which may result or already has resulted in an adverse impact to Cisco’s installed customer base of such Product, any party may submit a request to make a corrective change. The requesting party shall provide all applicable data in support of the request. Within ten (10) business days (unless such time is mutually extended) the parties shall agree upon a course of corrective action and the time for its implementation.

8.4 Product Discontinuation. Supplier agrees to continuously manufacture any Product for a minimum of [***] from Cisco’s first customer shipment (“FCS”), unless (i) Cisco terminates this Agreement under Section 18.1(ii) for convenience; (ii) Supplier terminates this Agreement under Section 18.3; (iii) there has been no demand by Cisco for a particular Product for [***], Supplier may provide notice to Cisco of the discontinuance of the Product as called for in this Section 8.4.; or (iv)otherwise agreed in writing. If Supplier intends to discontinue the manufacture and sale of any Product (“EOL”), Supplier shall give at least [***] written prior notice to Cisco (the “EOL Period”). During the EOL Period, Cisco or Cisco CMs may place purchase orders for such Product pursuant to this MPA, but may not request delivery of such Product on a date later than [***] after the end of the EOL Period. Supplier shall provide support for the EOL Product pursuant to Section 10.1 of this MPA. In no event shall Supplier accept purchase orders for such Product from any third party after the last day of the EOL Period, without offering the same opportunity for Product procurement to Cisco or Cisco CMs on behalf of Cisco. Throughout the EOL Period, Supplier shall assist Cisco in identifying alternative products or sources for the affected Products’ functionality. In the event that Supplier EOLs a Product prior to [***] following initial shipment to Cisco or a Cisco CM, and provided that (i) Cisco has no other qualified or reasonably qualifiable sources able to meet Cisco’s quantity requirements, or (ii) Cisco has not EOLed the Cisco product(s) into which Supplier’s EOLed Product is incorporated, then at Cisco’s option, Supplier [***] allow Cisco or its CMs to make a last time purchase. Notwithstanding the foregoing, Supplier shall, in all circumstances, provide Cisco the EOL Period as stated in this Section 8.4. All purchase orders made during the EOL Period shall be NCNR.

8.5 Plant Move or Closure. If Supplier or its manufacturers intend to relocate, close or open a plant for the manufacture of the Products, it shall provide to Cisco one hundred twenty (120) days or as much advance written notice as is reasonably possible. If such change causes Supplier to EOL a Product, Supplier shall adhere to the terms of Section 8.4 above.

9. OWNERSHIP OF SOFTWARE; GRANT OF RIGHTS

9.1 Ownership. Supplier and its licensors shall retain title to and ownership of the Software.

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9.2 Software License. Supplier hereby grants to Cisco, Cisco CMs and Cisco’s end-users a non-exclusive, perpetual, worldwide, royalty-free license to use the Software and grants to Cisco and Cisco CMs the right to authorize others to use the Software in connection with the manufacture, sale, license, loan or distribution of Cisco’s products through resellers and multiple tiers of distribution. Except as expressly set forth herein or as permitted by law, Cisco shall not (i) modify, reproduce, copy, reverse engineer, decompile or disassemble all or any portion of the Software, or (ii) create derivative works thereof.

9.3 Upgrades. All bug fixes, revisions to and upgrades of the Software, which Supplier makes available to any of its customers at no charge will be made available to Cisco and Cisco CMs at no charge. All other upgrades or Product enhancements will be offered to Cisco and Cisco CMs on mutually agreeable terms and conditions.

10.0 SUPPORT

10.1 Support. Supplier agrees to provide reasonable technical assistance, functionally equivalent replacement Products if available and processed according to the warranty procedure specified in Section 11 herein, as well as failure analysis services, including rescreening and testing (collectively, “Support Services”) with respect to each Product individually, including discontinued Products ordered, delivered and paid for by Cisco or Cisco CMs, for a period of [***], after the later of the last date of shipment to Cisco or Cisco CMs. Products requiring support shall be returned pursuant to Supplier’s RMA process as agreed upon by the parties. Support Services shall include, but may not be limited to, the following:

10.1.1 Technical Support. Upon request, Supplier will provide in electronic or other acceptable form, all bug notes or other documentation, and defining the relevant information, symptoms, solutions or workarounds for identified Product problems, including accurate records of Product deficiencies. During the Term of this MPA, Supplier will provide such support to at no charge.

10.1.2 Emergency Replacement. Supplier shall provide emergency replacement Products within [***] of receipt of request therefor. If no replacement is available, Supplier will provide replacement Products as soon as reasonably possible and will notify requester of the estimated delivery date for such replacement.

11.0 REPRESENTATION AND WARRANTIES

11.1 Warranty of Title. Supplier warrants and represents that (i) it shall convey to Cisco and/or Cisco CMs good and clear title to the Products, free and clear of all liens and encumbrances, (ii) at the Effective Date and on the date each Product is shipped, Supplier is not aware of any infringement of valid and existing third party Intellectual Property rights with respect to any of the Products, and (iii) it has the full authority to enter into this MPA, to carry out its obligations under this MPA, and (iv) that to the best of Supplier’s knowledge, its compliance with the terms and conditions of this MPA do not violate any applicable federal, state or local laws, regulations or ordinances or any third party agreements in effect at the time of the Effective Date of this agreement.

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11.2 Product Warranty. The Warranty Period for a Product shall be three (3) years or such other time as may be specified in the applicable Product Schedule in Exhibit A. The Products whether ordered by Cisco or Cisco CMs (i) will be new and unused, (ii) will comply in all respects with the applicable Specifications, ULA or CSA requirements that could effect quality, reliability, safety or performance, and (iii) will be free from defects in materials, design and workmanship. Supplier will, at its expense, replace all Non-Conforming Products with new and unused Products, and make commercially reasonable efforts to deliver the replacement Products to a location designated by Cisco or Cisco CMs within [***] after receipt of Cisco’s request for replacement. If Supplier is unable, within a reasonable time, to repair, replace or correct a defect or non-conformance in Products to a condition as warranted, Cisco will be entitled to a refund of the Product purchase price. Any Product replaced under warranty is warranted for the period of time remaining in the original warranty for the Product, but no less than [***]. Supplier will adhere to the failure analysis procedure as set forth in Exhibit C and provide to Cisco a failure analysis report specifying the reason for failure of any Non-Conforming Product (this obligation will continue for one year beyond the applicable Product Warranty). Unless Supplier reasonably demonstrates that a returned Product is not a Non-Conforming Product, Supplier will pay the cost of shipping and insurance for the returned and replacement Products. Unless Supplier reasonably demonstrates that a returned Product is not a Non-Conforming Product, Supplier will pay the cost of shipping and insurance for the returned and replacement Products. The above warranties do not apply to defects resulting from improper, unauthorized or inadequate maintenance or repair (except where performed by or on behalf of Supplier); unauthorized modification; improper use or operation outside of the Specifications for the Product; abuse, negligence, accident, loss or damage in transit; or improper site preparation. THE WARRANTIES SPECIFIED IN THIS AGREEMENT ARE EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. SUPPLIER SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE PRODUCT WARRANTIES SET FORTH IN THIS SECTION 11.2 SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY WARRANTY FAILURE HEREUNDER, EXCEPTING ONLY:(I) CISCO’S RIGHTS PURSUANT TO SECTION 11.3 AND 11.4 SHALL REMAIN AVAILABLE UPON THE OCCURRENCE OF AN EPIDEMIC FAILURE; AND (II) CISCO’S RIGHTS UNDER SECTION 14 SHALL NOT BE DIMINISHED BY THIS SECTION.

11.3 Epidemic Failure. For the purposes of this MPA, “Epidemic Failure” shall mean the occurrence of a substantially similar repetitive defect in a particular Product indicating a common or systemic failure which occurs during that period of time equal to the Warranty Period plus two (2) years (“Epidemic Failure”). The parties agree that no defect will constitute an Epidemic Failure unless, at a minimum, such defect would have been covered by Supplier’s Product warranty as set forth in Section 11.2 if it had occurred during the Warranty Period. Additionally, the parties shall agree to their respective proportional responsibility for any Epidemic Failure. In determining whether failures rise to the level of an Epidemic Failure, the parties additionally will consider among other possible criteria:

(i) The discovering party will promptly notify the other upon discovery of the failure.

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If, at any time, Cisco suspects that an Epidemic Failure may have occurred or be imminent, Cisco shall use commercially reasonable efforts to promptly notify Supplier, and shall provide the following information, as feasible: (a) a description of the suspected failure, (b) the suspected Product lot numbers, the Product serial numbers or other identifiers, and the ship dates of the affected Cisco products, (c) Cisco’s grounds for its belief that the failures were caused by a Non-Conformance caused by Supplier and for Cisco’s belief that an Epidemic Failure exists, and (d) samples of the suspected defective Products for testing and analysis;

(ii) Supplier shall use commercially reasonable efforts to inform Cisco of its preliminary findings regarding the cause of the failures and a plan for further problem diagnosis within the time period set forth in Exhibit C for urgent analysis;

(iii) Supplier and Cisco will jointly endeavor to immediately diagnose the problem, plan an initial work-around and effect a permanent solution. If necessary, Product changes will be implemented in the manner set forth in Exhibit D; and

(iv) Supplier and Cisco will mutually agree on a recovery plan, which addresses any or all of the following, as appropriate: customer notification and replacement scheduling,

11.4 Costs and Indemnification. Supplier will compensate Cisco for all documented, reasonable, direct costs incurred by Cisco or Cisco CMs in rectifying any Epidemic Failure in a Product. The parties acknowledge and agree that such reasonable direct costs shall include, but not be limited to: (a) the cost of replacement Products and/or subassemblies and repair materials, (b) the costs relating to communications to Cisco customers and channels of distribution regarding the Epidemic Failure, its effect and the corrective/remediation process; (c) the cost of returning affected Products and/or subassemblies, (d) [***] costs relating to removing or repairing the affected Products and/or subassemblies, and [***] replacement Products and/or subassemblies into, the applicable Cisco products wherever located, (e) the cost of shipping replacement Products and/or subassemblies, and (f) [***]. In no event will Supplier’s liability under this Section 11 exceed the greater of, on a per claim basis, twenty-five (25) percent of the total monies paid to Supplier by Cisco or Cisco CMs during the twelve (12) months immediately preceding the assertion of the applicable Claim, or nine million dollars ($9,000,000), plus the cost of replacement Products.

11.5 Warranty Limitation. Products that have been subject to abuse, misuse, accident, alteration, neglect, unauthorized repair or installation are not covered by warranty. Supplier’s entire liability and the exclusive remedy to Cisco and Cisco CMs together with each of their respective officers, directors, employees, shareholders, agents, direct and indirect customers, and successors and assigns, for breach of this section 11 shall be, at Supplier’s option, either (a) return of the price paid for the specific Products that gave rise to the claim under this section 11 or (b) repair or replacement of the Products. Supplier DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS, AND ANY ACCOMPANYING WRITTEN MATERIALS.

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12. SECURITY OF SUPPLY

12.1 The parties agree that if a Product to be purchased under this MPA is unique and unobtainable from an alternate source, and that apart from other breaches of this MPA which may give cause to Cisco’s right to injunctive relief, Supplier’s failure to deliver any such unique Product during the term of this MPA will cause Cisco irreparable injury for which there is no adequate remedy at law. Accordingly, for any such Products, Cisco shall be entitled to injunctive relief in the form of an order for specific performance, without the need for posting of a bond, upon Supplier’s failure to deliver Products.

13. MANUFACTURING

13.1 Cisco’s Right to Purchase. Supplier hereby grants to Cisco the Purchasing Rights, which Cisco may exercise during the Term hereof upon the occurrence of any of the following events or circumstances: (i) Supplier discontinues manufacturing a Product that Cisco is purchasing from Supplier at such time of discontinuance, and Supplier does not make a substitute product available to Cisco that, is equivalent in form, fit and function to the discontinued Product; (ii) a receiver is appointed for either Supplier or its property; (iii) Supplier makes a general assignment for the benefit of its creditors; (iv) Supplier commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days; (v) Supplier is liquidated, dissolved or ceases to do business; or (vi) if there is any transfer by sale, merger or other working combination of ownership of or control over more than fifty percent (50%) of the voting securities or control of Supplier to a Cisco competitor that generates less than fifty percent of its annual sales from the sales of integrated circuit semiconductor products.

13.2 Payment. Upon exercise of its Purchasing Rights, within [***] days after the end of a Cisco fiscal quarter, Cisco will provide a written report detailing the [***]. Within [***] days of the date of Supplier’s invoice, Cisco shall pay to Supplier that amount derived from the following calculation: [***] as a result of Cisco’s exercise of Purchasing Rights hereunder. Notwithstanding the foregoing, if Cisco exercises its Purchasing Rights for a Product for any time during which Supplier is [***] at a time when Cisco is not in material breach of this Agreement, the amount of the [***] shall be [***] Percent ([***]%) of the amount calculated above. If Supplier is shipping such Product to any customer but not to Cisco, [***].

13.3 Audit Rights. Cisco shall maintain for a period of two (2) years after the end of the year to which they pertain, complete records of the Product manufactured and distributed by Cisco in order to calculate and confirm Cisco’s royalty obligations hereunder. Upon reasonable prior notice, Supplier will have the right, exercisable not more than once every twelve (12) months, to appoint an independent accounting firm or other agent reasonably acceptable to Cisco, at Supplier’s expense, to examine such financial books, records and

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accounts during Cisco’s normal business hours to verify the payment due by Cisco to Supplier herein, subject to execution of Cisco’s standard confidentiality agreement by the accounting firm or agent; provided, however, that execution of such agreement will not preclude such firm from reporting its results to Supplier. In the event such audit discloses an underpayment or overpayment due hereunder, the appropriate party will promptly remit the amounts due to the other party.

13.4 Purchasing Rights-Cessation. In the event that Cisco exercises its Purchasing Rights during the Term hereof, Cisco may in Cisco’s sole discretion, cease exercising such Purchasing Rights and resume purchasing any such Product from Supplier at the agreed upon Product Price as listed in the then applicable Cisco enterprise resource planning database (“Cisco ERP”) or other database, including, but not limited to Combat.

13.5 Purchasing Rights—Fabricator Pricing Information. Upon Cisco’s exercise of the Purchasing Rights, Supplier shall disclose to Cisco upon Cisco’s request the actual costs charged by a Supplier Fabricator to Supplier for Product production.

13.6 Purchasing Rights Letters. The parties agree that simultaneously with execution of this letter, Supplier shall provide Cisco with an original, executed letter substantially in the form attached hereto as Attachment A for each and every one of Supplier’s current Supplier Fabricators. In the event that Supplier uses a new Supplier Fabricator to manufacture Products, it shall provide Cisco, within thirty (30) days of commencement of such use, written notification of the name of such new Supplier Fabricator together with an authorization letter for such Supplier Fabricator in the form of Attachment A to Exhibit F.

13.7 Supplier’s Obligations Upon Exercise of Purchasing Rights

13.7.1 Notice of Reduced Product Price During Exercise of Purchasing Rights. In the event Cisco exercises its Purchasing Rights hereunder with respect to a particular Product, in any particular quarter, the Product Price will be no higher than the lowest price paid by any Supplier customer worldwide purchasing, on an annual basis, the same or lesser total aggregate dollar volume for such Product.

13.7.2 Should a Supplier Fabricator not be able to deliver a complete, fully finished Product to Cisco, including but not limited to testing and packaging (“Completion Activities”), Supplier shall either: (i) continue to do Completion Activities itself; (ii) contract with a subcontractor where such Completion Activities can be undertaken or (iii) contract with the Supplier Fabricator to undertake the subcontracting of these Completion Activities, so as to ensure that Cisco will obtain a complete, fully finished Product when it exercises it Purchasing Rights. For the purposes of this Agreement, Supplier Fabricator shall mean an authorized NetLogic fabrication entity that assembles all component parts into a complete, fully finished Product. [***]

13.8 Manufacturing Information Escrow. The parties agree that simultaneously with execution of this MPA, the parties, along with the escrow agent, shall execute the Escrow

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Agreement attached hereto as Exhibit F and the Supplier shall promptly place into an escrow account the information and materials identified in Exhibit F that are necessary for Cisco to manufacture or have manufactured the Products (“Escrow Materials”). Cisco shall select the escrow agent (subject to Supplier’s reasonable approval), and be responsible for the establishment, administration and cost of the escrow account. The Escrow Materials shall be released for use by Cisco upon occurrence of any one or more of the events or circumstances in Section 13.1, only after notice to Supplier as set forth in the Escrow Agreement. On the first business day of each calendar quarter Supplier shall deposit into escrow any and all updates, enhancements and modifications to the Manufacturing Information.

13.9 Continuing Technical Support and Assistance. In the event Cisco exercises its Manufacturing Rights hereunder, Supplier shall provide Cisco, at a reasonable mutually agreed upon cost, such technical support and assistance as Cisco may reasonably request in connection with the manufacture of the Products

14. INDEMNIFICATION

14.1 Indemnification by Supplier. Supplier will indemnify, defend, and hold harmless each of Cisco and its officers, directors, employees, successors and assigns (collectively the “Indemnified Parties”) from and against all claims, suits, and actions brought against the Indemnified Parties or tendered to the Indemnified Parties for defense and/or indemnification (collectively “Claims”), and for all resulting damages, losses, costs, and liabilities (including reasonable attorney and professional fees) (collectively “Losses”) that result or arise from Claims, which in whole or in part: (i) allege that one or more Products, or any part thereof, or their manufacture, use, import, support, sale or distribution infringe, misappropriate, or violate any Intellectual Property rights of a third party; or (ii) allege that one or more Products, or any part thereof, have caused personal injury or damage to tangible property. The Supplier will pay all amounts agreed to in a monetary settlement of the Claims and all Losses that result or arise from the Claims.

14.2 Continued Use. If Cisco or any of Cisco’s CMs or any of Cisco’s customers are prevented or are likely to be prevented from obtaining, selling, importing, or using Products by reason of any Claims relating to actual or potential infringement, as determined in Cisco’s reasonable judgment, then Supplier will, at its sole expense and in the following order: (i) obtain all rights required to permit the manufacture and sale of such Products by Supplier, and the sale, import, and use of the Products by or for Cisco and its customers; or (ii) modify or replace such Products to make them non-infringing, provided that any modification or replacement conforms to the requirements of this MPA. If Supplier is unable to achieve any option above within thirty (30) days after issuance of an injunction, then Supplier will promptly refund to Cisco the price

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and all shipping, storage, and related costs, of all affected Products that are returned or destroyed and Supplier shall assist Cisco in identifying alternative sources for the affected Products’ functionality. The obligations of Supplier under this Section 14.2 shall be in addition to its obligations of indemnity under this Section 14.

14.3 Notification and Control. Cisco will promptly notify Supplier, in writing, of any Claim for which Cisco believes that it is entitled to indemnification (provided that Cisco’s failure to provide such notice will relieve Supplier of its indemnification obligations only if and to the extent that such failure prejudices Supplier’s ability to defend the Claim). Cisco will permit Supplier to control, in a manner not adverse to Cisco, the defense and settlement of any such Claim using counsel reasonably acceptable to Cisco. Cisco may employ counsel, at its own expense, with respect to any such Claim (provided that if counsel is employed due to a conflict of interest or because Supplier does not assume control, Supplier will bear such expense). Supplier will not enter into any settlement that affects Cisco’s rights or interests without Cisco’s prior written approval.

14.4 Exceptions to Supplier’s Indemnity. Supplier shall have no obligation under Section 14.1 to the extent any claim of infringement is caused by (i) use of the Product in combination with any other products not intended by or provided by Supplier if the infringement would not have occurred but for such combination (except to the extent (a) where the sale or use of the Product would constitute contributory infringement by Supplier; (b) the combination is pursuant to Supplier’s information and instructions applicable to the Product, or (c) there is no commercially reasonable non-infringing use for the Product other than in such combination); (ii) any alteration or modification of the Product not undertaken or authorized by Supplier, if the infringement would not have occurred but for such alteration or modification (the parties agree that incorporation of the Product into a Cisco product shall not be an alteration or modification of the Product); (iii) Supplier’s compliance with Cisco’s unique written specifications if the infringement would not have occurred but for such unique written specifications excepting any implementation thereof by Supplier; or (iv) Cisco’s failure to comply with written instructions provided by Supplier identified by Supplier as necessary to render the Product non-infringing and which would have rendered the Product non-infringing.

15. CONFIDENTIALITY

15.1 MPA As Confidential Information. The parties shall treat the terms and conditions and the existence of this MPA as Confidential Information (as such term is defined in the NDA referenced below).

15.2 Confidential Information. Upon execution hereof, the parties shall comply with the provisions of that Non-Disclosure Agreement executed by Supplier and Cisco Systems, Inc. on February 21, 2002 (the “NDA”). Notwithstanding any identification of information exchanged hereunder as Confidential Information as defined in the NDA, Supplier specifically acknowledges that in order to manage, monitor, and resolve demand, inventory, supply and production issues directly relating to the manufacture and fulfillment of Cisco’s products, Cisco must share a variety of Supplier’s information and data, as well as some or all of this MPA, with other third

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parties involved in the manufacture of Cisco’s products, including the Cisco CMs. Accordingly, Cisco must be and Supplier acknowledges that Cisco is free to disclose to those necessary third parties data and information provided to Cisco by Supplier only if Supplier has previously entered into a non-disclosure agreement with those necessary third parties.

16. LIMITATION OF LIABILITY

16.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS MPA, EXCEPT (1) AS PROVIDED FOR IN SECTION 14.1 (INDEMNIFICATION), SECTION 11.4 (EPIDEMIC FAILURE) AND (2) FOR BREACH UNDER THE PARTIES’ RESPECTIVE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 15, UNDER NO CIRCUMSTANCES WILL ANY PARTY, ITS EMPLOYEES, OFFICERS OR DIRECTORS, AGENTS, SUCCESSORS OR ASSIGNS BE LIABLE TO ANOTHER PARTY AND ITS EMPLOYEES, OFFICERS OR DIRECTORS AGENTS, SUCCESSORS OR ASSIGNS UNDER ANY CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT OR CONSEQUENTIAL COSTS OR DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LITIGATION COSTS, LOSS OF DATA, PRODUCTION OR PROFIT, ARISING OUT OF OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS MPA. THIS SECTION DOES NOT LIMIT EITHER PARTY’S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, OR PHYSICAL DAMAGE TO PROPERTY.

17. INSURANCE

Supplier shall, at its own expense, at all times during the term of this MPA and after its termination as required in Section 17.1, provide and maintain in effect those insurance policies and minimum limits of coverage as designated below together with any other insurance required by law in any jurisdiction where Supplier provides Products and/or services under this MPA. Such policies shall be issued by insurance companies (i) authorized to do business in the jurisdiction where Suppliers endeavors are to be performed and (ii) reasonably acceptable to Cisco. In no way do these minimum requirements limit the liability assumed elsewhere in this MPA, including but not limited to Supplier’s defense and indemnity obligations. The required insurance shall be subject to the approval of Cisco, but any acceptance of insurance certificates by Cisco shall not limit or relieve Supplier of the duties and responsibilities with respect to maintaining insurance assumed by it under this MPA.

17.1 Workers’ Compensation, Social Scheme and Employer’s Liability Insurance. Workers’ Compensation insurance shall be provided as required by any applicable law or regulation and, in accordance with the provisions of the laws of the nation, state, territory or province having jurisdiction over Supplier’s employees. If any such applicable jurisdiction has a social scheme to

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provide insurance or benefits to injured workers, Supplier must be in full compliance with all laws thereof. Employer’s Liability insurance shall be provided in amounts not less than the local currency equivalent of US $[***].

17.2 General Liability Insurance. Supplier shall carry Public Liability or Commercial General Liability insurance covering all operations by or on behalf of Supplier arising out of or connected with this MPA including coverage for products liability and products/completed operations liability, claims by one insured against another insured, and Supplier’s defense and indemnity obligations under this MPA, with limits of not less than $[***] per occurrence. Such insurance shall also provide, by endorsement or otherwise, for contractual liability and cross liability and provide a Vendors Broad Form Additional Insured Endorsement. If “claims made” policies are provided, Supplier shall maintain such policies for at least one year after the expiration of this MPA.

17.3 Automobile Liability Insurance. Supplier shall carry Comprehensive Business Automobile Liability insurance, including bodily injury and property damage for all vehicles used in the performance of Supplier’s obligations under this MPA, including but not limited to all owned, hired (or rented) and non-owned vehicles. The limits of liability shall not be less than the local currency equivalent of $[***] combined single limit for each incident, or whatever is required by local law or statute, whichever is higher. If injury to third-party passengers of such vehicles is not covered by the above insurance, then Supplier shall also maintain separate insurance to cover injury to such passengers.

17.4 Errors and Omissions Liability Insurance (Professional Liability). Supplier shall carry insurance for design and/or professional liability (errors and omissions) with limits of not less than $[***] per occurrence or per claim.

17.5 Certificates of Insurance. Certificates of Insurance or other formalized evidence of the coverages required above shall be furnished by Supplier to Cisco when this MPA is signed, or within a reasonable time thereafter, and within a reasonable time after such coverage is renewed or replaced. If requested by Cisco, a certified copy of the actual policy(s) with appropriate endorsement(s) shall be provided to Cisco. Certificates shall be delivered to:

Global Risk Management

Cisco Systems, Inc.

170 W. Tasman Drive, M/S SJC-11/3

San Jose, CA 95134

17.6 Cisco Can Provide Insurance. If Supplier does not comply with the insurance requirements of this Section 17, Cisco may, at its option, provide insurance coverage to protect Cisco and Supplier and charge Supplier for the cost of that insurance.

17.7 Waiver of Subrogation. Except where prohibited by law, Supplier, its subcontractor(s) (regardless of tier) and their respective insurers waive all rights of recovery or subrogation against Cisco, its officers, directors, employees, agents, and insurers.

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17.8 Policies to be Primary. The policies provided under this MPA shall provide that Supplier’s insurance will be primary to and noncontributory with any and all other insurance maintained or otherwise afforded to Cisco.

18. TERM AND TERMINATION

18.1 Term. Unless terminated earlier as provided herein, this MPA shall have an initial term of three (3) years from the Effective Date (the “Initial Term”) and shall automatically renew for additional periods of one (1) year each (the “Extended Term”, and together with the Initial Term, referred to herein collectively as the “Term”) unless the appropriate written notice of non-renewal is received as follows: (i) Supplier shall provide to Cisco notice of any such non-renewal one hundred and twenty (120) days prior to the expiration of the then applicable term; or (i) Cisco shall provide to Supplier notice of any such non-renewal sixty (60) days prior to the expiration of the then applicable term.

18.2. Termination By Cisco. Cisco may independently terminate this MPA or any of the Products included herein as follows:

18.2.1 Upon Supplier’s failure to comply with any of the material provisions of this MPA which failure is not remedied during the thirty (30) days (or other extended period as may be agreed to by the parties) following written notice to Supplier of such failure.

18.2.2 Notwithstanding Cisco’s rights in Section 18.2.1, upon fifteen (15) days notice, if Cisco (i) determines that Supplier’s performance under this MPA is deficient; and (ii) identifies to Supplier those deficiency(ies); and (iii) provides to Supplier a reasonable opportunity of no less than ninety (90) days to correct the same given the nature of the deficiency and/or utilize appropriate paths of escalation; and (iv) determines that such identified deficiencies still remain.

18.2.3 Upon thirty (30) days notice, if Supplier has failed to deliver Products for a minimum of sixty (60) days due to force majeure causes as set forth in Section 20.7.

18.2.4 Immediately upon any transfer by sale, merger or other working combination of ownership of or control over more than fifty percent (50%) of the voting securities or control of Supplier to a competitor of Cisco

18.3 Termination By Supplier. Supplier may terminate this MPA as follows:

18.3.1Upon Cisco’s failure to comply with any of the material provisions of this MPA which failure is not remedied during the one hundred and twenty (120) days (or other extended period as may be agreed to by the parties) following written notice to Cisco of such failure.

18.3.2 Upon thirty (30) days notice, if Cisco has failed to accept shipment of or pay for Products for a minimum of ninety (90) days due to force majeure causes as set forth in Section 20.7.

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18.4 Termination By Either Party. Either party may terminate this MPA as follows:

18.4.1 Upon notice to the other party upon the occurrence of any one of the following events: (i) a receiver is appointed for either party or its property; (ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated, dissolved or ceases business operations.

18.5 Survival; Support After Termination. Sections 1, 9.2, 10, 11, 13 (but only if (i) Cisco does not terminate this Agreement under Section 18.1(ii) for convenience; or (ii) Supplier does not terminate this Agreement under Section 18.3), 14, 15, 16, and 20, all end user licenses shall survive termination or expiration of this MPA. Additionally, Cisco’s right to distribute Products, shipped by Supplier to Cisco or Cisco’s CMs prior to termination, shall survive termination or expiration of this MPA for a period of two (2) years.

19. COMPLIANCE WITH LAWS; IMPORT/EXPORT

19.1 Compliance with Laws. Supplier warrants it has complied and shall comply with all applicable laws, regulations and ordinances in effect at the time of manufacture of each of the Products. Upon Cisco’s reasonable request, Supplier agrees to provide reasonable assistance to Cisco and Cisco CMs to facilitate compliance with such laws.

19.2 Import and Export. Supplier shall provide Cisco with information and assistance as may be reasonably required in connection with executing import, export, sales, and trade programs, including but not limited to, manufacturer’s affidavits, harmonized tariff schedule, export control classification number, qualification information (e.g. origin), and U.S. Federal Communications Commission’s identifier when applicable.

19.3 Compliance with Environmental Laws. Supplier shall comply with all applicable environmental federal, state and local laws, regulations and ordinances, including but not limited to the laws and regulations of the United States, relating to this MPA and the Products provided hereunder. In the event that Supplier’s performance of its obligations under this MPA requires the delivery to or handling by Cisco or Cisco CMs of hazardous materials as specified in the U.S. Department of Transportation, Title 49 or OSHA standards or regulations, Supplier will promptly notify in writing Cisco or Cisco CMs and upon request will provide Cisco or Cisco CMs with material safety data sheets and other documentation reasonably necessary for compliance with applicable laws and regulations. Notwithstanding the foregoing, Supplier shall be fully responsible under this MPA for any liability resulting from its actions in supplying or transporting hazardous materials or otherwise failing to comply with environmental laws and regulations.

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20.0 GENERAL

20.1 Assignment. Either party may assign or transfer this MPA, in whole or in part without the prior written consent of the other Party; provided, however, that Cisco may assign this MPA to an affiliate without Supplier’s consent. Any attempt to assign or transfer without such consent is void. For purposes of this Section 20.1, any transfer by sale, merger or other working combination of ownership of or control over more than fifty percent (50%) of the voting securities or control of Supplier shall constitute an assignment.

20.2 Notices. All notices shall be personally delivered, delivered by telecopy, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, to either party as provided below or such other address as such party may provide by notice pursuant to this Section. Notice shall be effective upon the earlier of (i) receipt or (ii) twenty-four (24) hours after submission by any such method.

Cisco Systems	NetLogic Microsystems, Inc.
____________________	1875 Charleston Rd.
____________________	Mountain View, CA 94043
Attn: Director, Customer Service	Attn: VP of Sales

with a copy to:	with a copy to:

Cisco Systems, Inc.	NetLogic Microsystems, Inc.
170 West Tasman Drive	1875 Charleston Rd.
San Jose, CA 95134	Mountain View, CA
Attn: General Counsel Attn:	General Counsel
Fax: (408) 526-7019	Fax: (650) 961-1092

20.3 Controlling Law and Jurisdiction. This MPA and all action related hereto shall be governed, controlled, interpreted, and enforced by and under the laws of the State of California and the United States, without regard to the conflict of laws provisions thereof. The exclusive jurisdiction and venue of any action with respect to the subject matter of this MPA shall be the state courts of the State of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. The parties hereby agree to expressly exclude application of the United Nations Convention on Contracts for the International Sale of Goods.

20.4 Waivers and Amendments. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver have effect on any other right, power or privilege. This MPA may not be altered or amended except by a written document signed by duly authorized representatives of the parties.

20.5 Severability. If any provision of this MPA is found unenforceable or invalid under any applicable law or judicial or administrative decision, only that provision will be affected. This MPA shall remain in effect and such unenforceable or invalid provision shall be modified or interpreted so as to best accomplish its objective.

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20.6 Relationship of the Parties. The parties acknowledge that they are independent contractors and no other relationship, including partnership, joint venture, employment, franchise, master/servant or principal/agent is intended by this MPA. Neither party shall have the right to bind or obligate the other.

20.7 Force Majeure. Neither of the parties shall be considered in default of performance under this MPA to the extent that performance of such obligations is delayed or prevented by fire, flood, earthquake or similar natural disasters, riot, war, terrorism or civil strife, to the extent such default is beyond the reasonable control of such party. Notwithstanding the foregoing, in the event Supplier fails to deliver Products due to such causes, or Cisco fails to pay for or accept valid, undisputed shipments due to such causes, Supplier or Cisco may either:

•	Terminate this MPA in whole or in part after thirty (30) days prior written notice where Supplier fails to deliver for sixty (60) days due to the force majeure event or Cisco fails to pay for or accept valid, undisputed shipments for ninety (60) days due to the force majeure event;

•	Suspend this MPA in whole or in part for the duration of the delaying cause, and, at Cisco’ option, buy the Products elsewhere and deduct from or apply to any commitment to Supplier the quantity so purchased. Supplier shall resume performance under this MPA immediately after the delaying cause ceases and, at Cisco’ option, extend the then current term period for a period equivalent to the length of time the excused delay continued;

20.8 Dispute Resolution. The parties shall use their best efforts to amicably resolve any disputes arising from the activities undertaken in the course of performing or fulfilling this MPA, including but not limited to utilization of the dispute escalation path as set forth in Exhibit H.

20.9 Third Party Beneficiaries. Unless expressly provided, no provisions of this MPA are intended or shall be construed to confer upon or give to any person or entity other than Cisco, Supplier and Cisco CMs any rights, remedies or other benefits under or by reason of this MPA.

20.10 Ethics Principles. Cisco encourages Supplier to implement its operations, and in particular those through which the manufacture, sale and delivery of Products to Cisco or Cisco CMs as contemplated by this MPA are not only in compliance with the law of each country of operation, but also according to globally accepted ethical principles such as the 1999 UN Global Compact.” For reference to the 1999 UN Global Compact and Cisco’s support of it please refer to http://www.cisco.com/warp/public/750/globalcompact/.

20.11 Entire Agreement. Together with any non-disclosure agreement, this MPA and its exhibits contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties.

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20.12 Signatures and Counterparts. This MPA will be valid upon the initial exchange of signatures by facsimile from both parties.

The parties shall, however, ensure that a fully executed original hereof is provided to each party. Each such fully executed original shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this MPA by persons duly authorized as of the date and year first above written.

SUPPLIER:	CISCO SYSTEMS

By	By
(print)	(print)

(signature)	(signature)

Title	Title
Date	Date

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EXHIBIT A

Product Schedule

As of Effective Date of MPA

A)	Supplier Products as listed on the current Cisco approved vendor parts list

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EXHIBIT B

BUSINESS REVIEWS

A.	Quarterly Business Reviews (“QBR”)

1.	Target Business Level of Attendees: Account Manager level.

2.	Frequency: Once per quarter, if practicable, at a time and location to be mutually agreed upon. The location may be a teleconference.

3.	Focus: The quarterly business reviews will, at a minimum, cover the following topics:

(i)	Product quality;

(ii)	Review and discussion of supplier performance criteria including those set forth in the Cisco “Scorecard”;

(iii)	Discussion of price reductions and/or key factors relating to the pricing model;

(iv)	Lead Time updates per product, with a focus on improvements needed or offered;

(v)	The most current Rolling Forecasts and future outlook;

(vi)	Support issues, if any;

(vii)	New Product opportunities and Cisco requirements, if relevant; and

(viii)	Cisco’ product roadmap reviews, if relevant.

B.	Semi-Annual Business Reviews (“SBR”).

1.	Target Business Level of Attendees: Account management and where possible, senior management level.

2.	Frequency: Twice annually, if practicable, at a time and location to be mutually agreed upon.

3.	Focus: The semi-annual business reviews will, at a minimum, cover the following topics:

(i)	Status and strategic direction of the business relationship, including any open issues;

(ii)	Products which may be added to the MPA;

(iii)	Product roadmaps of any party;

(iv)	Pricing review; discussions of price reductions and key factors relating to the pricing model; and

(v)	Forecast outlook.

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EXHIBIT C

FAILURE ANALYSIS PROCEDURE

Cisco will return failed Products to Supplier for failure analysis to resolve observed problems found while used in Cisco products.

Supplier is responsible for performing failure analysis on all returned Products suspected of being defective. Analysis work shall be performed in a manner necessary to fully determine the root cause for each failure and to identify corrective actions to prevent reoccurrence.

Cisco will classify failure analysis requests into two categories – urgent and normal. Urgent requests are made when the component failure impacts Cisco’s ability to ship products or when the failure impacts the performance of Cisco equipment installed at a customer location. All other requests shall be within the normal category.

Supplier will use its best efforts to respond to, identify root cause and implement correction for all failure analysis requests in a timely manner. Supplier failure analysis responsiveness will be measured using the following standard criteria:

Failure Analysis type	Normal	Urgent	Deliverables
Initial response	[***]	[***]	Functional status If fail, outline of analysis steps and timeline If pass, return parts to Cisco via overnight carrier

Preliminary failure analysis	[***]	[***]	Preliminary identification of root cause Recommendations for containment of problem

Completed failure analysis	[***]	[***]	Completed failure analysis summary If appropriate, corrective action plan and timeline

Update schedule	[***]	[***]	Progress report on work completed Projection on next actions Updated timelines

Note that all of the above response times are subject to the availability and performance of services provided by third parties that may be required to enable Supplier to adequately perform an appropriate failure analysis.

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EXHIBIT D

PRODUCT CHANGE NOTIFICATION

The Product change notification process (“PCN”) shall be as set forth in Cisco’s Electronic Document Control System (“EDCS”) document number [***], unless otherwise modified by written agreement of the parties. Supplier has access to the EDCS via the following:

[***]

1. Engineering Change Requested by Cisco. In the event that Cisco desires an engineering change in any of the Products, Cisco shall suggest such proposed engineering change to Supplier. Supplier and Cisco agree to work with each other in good faith to determine what such change will involve and the cost and timing implications of implementing such change. Upon Cisco determination that they wish to proceed with such change(s), the parties will coordinate their efforts to effect such implementation.

2. Costs of Engineering Changes Requested By Cisco. Where Cisco and Supplier agree to make a Cisco requested engineering change pursuant to this Exhibit, the provisions of Exhibit E shall govern cancellations and reschedules of the affected Products.

3. Engineering Changes Due to Defect. Notwithstanding Section 1 above in this Exhibit D, all engineering changes resulting from defects or nonconformity in Products shall be implemented at the sole expense of Supplier, unless the defect or nonconformity arises from defective Specifications for Products which Specifications were provided to Supplier by Cisco.

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EXHIBIT E

RESCHEDULES AND CANCELLATIONS

1. Reschedules. Upon notice to Supplier, Cisco may reschedule all or a portion of a purchase order for the Products at no charge as follows:

Number of Days From Original Delivery Date
[***] days	Unlimited reschedules, providing that delivery is within ninety (90) days from original scheduled delivery date,

[***] days or more	Unlimited reschedules

2. Cancellation. Cisco may cancel all or a portion of a purchase order as follows:

2.1 Standard Product

2.1.1 At any time prior to [***], Cisco, for their own convenience, may notify Supplier in writing of their intent to cancel the order for Standard Products. Upon receipt of a cancellation notice, Supplier will stop all work, and cause its suppliers and subcontractors to stop all work related to the cancelled order(s). If the cancelled order was cancelled more than [***] days prior to the Delivery Date, such cancellation shall be without penalty of any kind. If the cancelled order was cancelled within [***] days of the Delivery Date, Supplier may, if reasonable justification can be provided, request compensation for:

(i) Supplier’s actual cost [***] for all Products completed, “Finished Goods” (which items were delivered, in transit or available for delivery at the time notice of termination was given pursuant to open purchase order(s) and not previously paid for and where Supplier can document no requirements for such Products from other customers for the following [***] months; and

(ii) Pursuant to any open purchase orders, for WIP or raw materials, the actual costs [***] incurred and documented by Supplier for (a) components for such orders, but only if the components cannot be used in other products, sold to other customers, or returned to original suppliers (“Liability Mitigation”), (b) reasonable costs for manufacturing operations completed at time of cancellation for the terminated portion of the orders; and (c) reasonable cancellation charges from component suppliers for the terminated portion of the orders. Supplier shall document efforts related to Liability Mitigation, which effort shall continue for no fewer than [***] days prior to submitting a claim to Cisco.

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(iii) Upon payment of Supplier’s claim, Cisco shall be entitled to all work and materials paid for by Cisco and shall provide to Supplier instructions for material disposition. Materials which are shipped to Cisco shall be FCA Supplier’s factory, all at Cisco’s expense. Cisco is not responsible for any other costs or liability in connection within any cancellation.

2.2 Custom Products

2.2.1 Subject to Section 2.2.2 below, Cisco may cancel all or a portion of a purchase order for Custom Product as follows in Cancellation Liability Table I:

No. of Days before Original Delivery Date	Cancellation Charge
[***] days	[***]% of cancelled order (i.e., cancellations are not allowed within [***] days of the originally scheduled Delivery Date)

From [***] days to [***] (the “Product Cancellation Time”)	[***]% of cancelled Product value as described below in Section 2.2.1.1

Greater than [***]	None

Cancellation Liability Table I

2.2.1.1 At any time during the Product Cancellation Time, Cisco, for their own convenience, may notify Supplier in writing of their intent to cancel all or a portion of a purchase order for Custom Products. Upon receipt of a cancellation notice, Supplier will stop all work, and cause its suppliers and subcontractors to stop all work related to the cancelled order(s) unless the Custom Product can be used to satisfy another pending Cisco order. Upon cancellation during the Product Cancellation Time, Supplier shall receive compensation from Cisco for:

(i) Supplier’s actual cost [***] for the Products completed for such cancelled order and not previously paid for; and

(ii) For WIP or raw materials for Products that commenced production for such cancelled order before the date of such notice of cancellation, the actual costs [***] incurred and documented by Supplier for (a) components for such orders, but only if the components cannot be used in other products, sold to other customers, or returned to original suppliers (“Liability Mitigation”), (b) costs for manufacturing operations completed at time of cancellation, and (c) cancellation charges from component suppliers for the cancelled portion of the orders. Supplier shall document efforts related to Liability Mitigation.

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2.2.1.2 Upon payment of Supplier’s claim under section 2.2.1.1, Cisco shall be entitled to all work and materials paid for by Cisco and shall provide to Supplier instructions for material disposition. Materials that are shipped to Cisco shall be FCA Supplier’s factory, all at Cisco’s expense. Cisco is not responsible for any other costs or liability in connection within any cancellation.

2.2.2 Notwithstanding Section 2.2.1, if Cisco cancels all or a portion of a purchase order for Custom Product within the Product Cancellation Time primarily due to:

(i) replacing Supplier’s Custom Product with a competing product or products, offered by one or more third parties,

(ii) Cisco or Cisco’s CMs phasing out the Cisco product using the Custom Product, or

(iii) Cisco’s failure to notify Supplier of the cancellation of order(s) for Cisco’s product that uses the Custom Product when Cisco was aware of such cancellation in advance of the Lead Time for such Custom Products, then Cisco’s liability for such cancellation shall be as follows in Cancellation Liability Table II:

Product cancellation based on the originally scheduled Delivery Date	Cancellation fee as percentage of Cisco cost (as specified by the Product Prices in the then current Schedule A) for Custom Products.
Prior to [***]	[***]

After [***]	[***]

After [***]	[***]

After [***]	[***]

After [***]	[***]

Cancellation Liability Table II

2.2.3 If Supplier has failed to deliver for [***] days following the delivery date specified in a purchase order for Custom Product or Product classified as NCNR as defined in such Section 2.3, Cisco may, at its option, cancel such purchase order with no penalty or liability.

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EXHIBIT F

MANUFACTURING ESCROW AGREEMENT

This Manufacturing Escrow Agreement (“Escrow Agreement”), is entered into as of                      (“Effective Date”), by and among Cisco Systems                     , a                      corporation, with offices at                                      (“Cisco”), NetLogic Microsystems, Inc., a Delaware corporation, with offices at 1875 Charleston Rd., Mountain View, CA 94043 (“Supplier”), and “                                ” with offices at                                          (“Escrow Agent”).

PRELIMINARY UNDERSTANDING

A. Cisco and Supplier have entered into a certain Master Purchase Agreement (“MPA”) simultaneously with this Escrow Agreement in which Supplier agrees to sell certain Products to Cisco and its authorized contract manufacturers (“Cisco CMs”) and has licensed to Cisco, Cisco CMs and Cisco’s end-users certain Supplier software;

B. Supplier has granted to Cisco rights to manufacture the Products for itself or through third parties upon the occurrence of Triggering Events;

C. This Escrow Agreement is intended to ensure that Cisco can exercise those manufacturing rights by requiring Supplier to provide to the Escrow Agent all of the materials identified in Attachment A hereto (collectively referred to as the “Escrow Materials”) and the Escrow Agent to release such Escrow Materials to Cisco as called for herein;

D. Escrow Agent is willing to act as escrow agent for Cisco and Supplier on the terms and conditions set forth herein;

Now, therefore, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

0.0 DEFINITIONS.

0.1 Capitalized terms not specifically defined in this Escrow Agreement shall have the meaning as set forth in the MPA.

0.2 Escrow Materials be that information identified in Attachment A.

0.3 Intellectual Property means any and all tangible and intangible: (i) rights associated with works of authorship throughout the world, including but not limited to copyrights, neighboring rights, moral rights, and maskworks, and all derivative works thereof (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patents, designs, algorithms and other industrial property rights, (v) all other intellectual and industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

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0.4 Software shall mean any computer code in object code format and whether embedded in or bundled with the Products in any manner, including as firmware, and even if provided separately on disks or other media or by electronic transmission, together with all bug fixes, revisions and upgrades thereto.

1.0 APPOINTMENT. Cisco and Supplier hereby appoint Escrow Agent to hold the Escrow Materials so long as this Escrow Agreement is in effect and Escrow Agent accepts such appointment on the terms and conditions set forth herein. Escrow Agent confirms that it shall receive solely for the purpose of fulfilling its obligations hereunder, a copy of the MPA. Further, Escrow Agent acknowledges that the MPA is a highly confidentially document of both Cisco and Supplier and its content is not to be disclosed or revealed, in whole or in part, to any third party.

2.0 DEPOSIT OF ESCROW MATERIALS.

Supplier shall deposit with Escrow Agent, within thirty (30) days after execution of this Escrow Agreement one (1) complete copy of the Escrow Materials. Supplier further agrees to deposit as part of the Escrow Materials one (1) complete copy of all updates or modifications to the Escrow Materials on at least a quarterly basis. After providing written notice to Supplier, Cisco may request that Escrow Agent inspect the Escrow Materials deposited by Supplier with Escrow Agent for the sole purpose of determining the existence and completeness of the deposited Escrow Materials; provided, however, that such inspection must be conducted on or at Escrow Agent’s premises and in the presence of a Supplier representative. Supplier shall use its diligent efforts to make such representative available to facilitate any inspection requested by Cisco hereunder. Cisco shall have no right to be present at such inspections.

2.1 Deposit Inspection. When Escrow Agent receives the Escrow Materials, it will conduct a deposit inspection by visually matching the labeling of the Escrow Materials to the item descriptions and quantities described in Attachment B. In addition to the deposit inspection, Cisco may elect to cause a verification of the Escrow Materials by providing written notice to Supplier and Escrow Agent. Supplier has the right to be present at the verification. Only Escrow Agent or an independent third party selected and supervised by Escrow Agent may conduct the verification.

2.2 Acceptance of Deposit. Upon completion of the deposit inspection, if Escrow Agent determines that the labeling of the Escrow Materials matches the item descriptions and quantities on Attachment B, it will date and sign the Attachment B and mail a copy thereof to Supplier and Cisco, which shall constitute notice of receipt and acceptance of the Escrow Materials. In the event it determines that the labeling does not match, Escrow Agent will (i) note the discrepancies in writing on Attachment B; (ii) date and sign Attachment B; and (iii) mail a copy of such Attachment B to Supplier and Cisco.

3.0 PURPOSE.

The Escrow Materials shall constitute a reserve to be made available to Cisco, under the terms of this Escrow Agreement, only upon the occurrence of one of the Triggering Events set forth in the MPA. Cisco’s use of the Escrow Materials released pursuant to this Agreement shall be as set forth in Section 5 below. Escrow Agent shall hold and dispose of the Escrow Materials only in accordance with the terms of this Escrow Agreement and the MPA.

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4.0 OWNERSHIP.

Supplier hereby transfers title to the tangible embodiments of the Escrow Materials to the Escrow Agent; provided, however, that: (i) the Escrow Agent shall hold the Escrow Materials subject to all terms of this Escrow Agreement; (ii) the Escrow Agent shall not acquire any right or interest in any of the Intellectual Property rights embodied in the Escrow Materials; and (iii) upon return to Supplier of the Escrow Materials in accordance with the terms of this Escrow Agreement, the Escrow Agent shall reconvey title thereto to Supplier.

5.0 RELEASING EVENTS.

Subject to Sectoin 7, the deposited Escrow Materials will be delivered to Cisco by Escrow Agent upon the earliest of one of the Triggering Events set forth in Sections 13.1 of the MPA, the terms of such Sections being incorporated herein by reference.

6.0 USE OF ESCROW MATERIALS.

Supplier confirms that once transferred to Cisco, Cisco may use the Escrow Materials in any manner designed to implement its rights as set forth in Sections 1.7 and 13 of the MPA.

7.0 ESCROW RELEASE.

Subject to the provisions of Sections 8, 9 and 10 below, Escrow Agent is authorized to release the Escrow Materials to Cisco upon receiving written notice from Cisco certifying that Cisco is entitled to the Escrow Materials (the “Notice”) pursuant to Section 5 above. Cisco will specifically instruct the Escrow Agent how to make such delivery.

8.0 COUNTERNOTICE.

Within three (3) business days after receipt of the Notice, Escrow Agent shall deliver to Supplier a copy of the Notice and shall confirm such delivery in writing to Cisco. In the event that Escrow Agent is unable to deliver the notice to Supplier for any reason, it shall notify Cisco in writing. If Escrow Agent, within ten (10) business days after delivery of the Notice by Escrow Agent to Supplier, does not receive (a) a written statement from Cisco withdrawing such Notice, or (b) a counternotice from Supplier detailing the circumstances which it believes indicate that the release conditions specified by Cisco did not occur (“Counternotice”), then Escrow Agent shall promptly deliver the Escrow Materials to Cisco as its directs.

9.0 DISPUTED NOTICE.

If Supplier disputes the existence of the conditions upon which the Notice is based, then Supplier shall, within ten (10) business days following its receipt of Notice, submit a Counternotice to Escrow Agent. If the Counternotice is received by Escrow Agent before the close of business on the tenth (10th) business day following receipt of the Notice by Supplier, then Escrow Agent shall, within three (3) business days after receipt of the Counternotice, serve a copy of the Counternotice on Cisco and withhold delivery of the Escrow Materials pending receipt of (a) a decision evidencing the outcome of the arbitration provided for in Section 10 below, or (b) other written instructions signed by both Supplier and Cisco. Upon receipt of said decision or other instruction, Escrow Agent shall deliver a copy of the Escrow Materials only in accordance with the decision or instruction.

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10.0 ARBITRATION.

10.1 Supplier and Cisco agree that, if the Counternotice is given by Supplier pursuant to Section 8 above, then the parties shall submit the dispute to expedited binding arbitration in Santa Clara County, California, under the Commercial Arbitration Rules of the American Arbitration Association (AAA) by one (1) arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Supplier and Cisco hereby acknowledge their submission to the jurisdiction of the state courts in Santa Clara County, CA and all federal courts located in Santa Clara and San Francisco Counties, CA. The sole question before the arbitrator shall be whether there existed, at the time Cisco transmitted the Notice to Escrow Agent, the conditions permitting release of the Escrow Materials. The parties agree that the decision of the arbitrator shall be final and binding and that this decision shall be immediately delivered to the parties to the arbitration and to Escrow Agent. If the arbitrator finds that the Notice was properly given by Cisco, then Escrow Agent shall promptly deliver the Escrow Materials to Cisco. If the arbitrator finds to the contrary, then Escrow Agent shall not release the Escrow Materials. All fees and charges of the American Arbitration Association shall be paid by the non-prevailing party in the arbitration. Additionally, the prevailing party will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including reasonable attorneys’ fees. All costs of the arbitration incurred by Escrow Agent, including reasonable attorney’s fees and costs shall be paid by the party that does not prevail in the arbitration or as otherwise agreed to by the Supplier and Cisco.

10.2 Except with regard to matters involving equitable remedies, any dispute or claim arising out of or in connection with this Escrow Agreement will be finally settled by expedited binding arbitration in Santa Clara County, California under the rules of the AAA as set forth in Section 10.1 above. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

11.0 TERMINATION.

This Escrow Agreement and the escrow established pursuant to this Escrow Agreement shall terminate upon (i) notice of such termination by Cisco, (ii) upon termination of the MPA; (iii) upon termination of the Manufacturing Right as indicated in Section 13.4 of the MPA; or (iii) notice of such termination by Escrow Agent for non-payment of Escrow Agent’s fees, after providing Cisco the ability to cure the non-payment. Upon termination, the Escrow Agent will promptly return all materials to Supplier including all copies, provided that all fees due Escrow Agent are paid in full prior to such release to Supplier. Either Cisco or Supplier shall have the opportunity to cure any default of payment. Cisco shall notify Escrow Agent upon termination of the MPA.

12.0 NOTICES.

12.1 No Liability. It is agreed that Escrow Agent will incur no liability for acting upon any instruction, notice, direction or other document believed by it in good faith to be genuine and to have been made, signed, sent or presented by the person or persons authorized to perform such act under the terms of this Escrow Agreement.

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12.2 Delivery. All notices, instructions, deliveries and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when personally delivered, when delivered to a nationally recognized overnight courier or (3) days after mailing if mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

To Escrow Agent: To the address first set forth above, and to the attention of the person signing this Escrow Agreement on behalf of Escrow Agent.

To Supplier: To the address first set forth above.

To Cisco: To the address first set forth above.

or to such other name or address as Escrow Agent, Supplier or Cisco, as the case may be, shall designate by notice to the other parties hereto in the manner specified in this section.

13.0 LIABILITY OF ESCROW AGENT.

The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement. In the event of any controversy hereunder or with respect to any questions as to the construction of this Escrow Agreement or any action to be taken by Escrow Agent, Escrow Agent may, at its expense, consult with counsel selected and employed by it, and Escrow Agent shall incur no liability for any action taken or suffered in good faith in accordance with the good faith opinion of such counsel. Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Supplier, Cisco or any third party to perform or comply with any of the provisions of this Escrow Agreement. Except for intentional misrepresentation, gross negligence or intentional misconduct, Escrow Agent shall not be liable to Supplier or Cisco for any act or failure to act by Escrow Agent in connection with this Agreement.

14.0 GOVERNING LAW.

This Escrow Agreement and all action related hereto will be governed by the laws of the State of California without reference to principles of conflict of laws.

15.0 ENTIRE AGREEMENT.

This Escrow Agreement and the MPA sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and cannot be changed, modified, or terminated orally.

16.0 VALIDITY.

No action taken by Escrow Agent in accordance with the terms and provisions hereof shall be deemed to constitute a representation of Escrow Agent as to the validity or value of any documents or instructions held by, or delivered to, it.

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17.0	RESIGNATION/REPLACEMENT.

17.1 Resignation. Upon sixty (60) days’ prior written notice given to Supplier and Cisco, Escrow Agent may resign. Within fifteen (15) days after the giving of such notice, Supplier and Cisco shall mutually designate a successor escrow agent. Such successor escrow agent shall be bound by the terms and provisions of this Escrow Agreement. In the event that no such agreement is reached within such fifteen (15) day period, Escrow Agent shall continue to hold the Escrow Materials then held by it until a successor can be found. Escrow Agent shall cooperate with its successor in order to effectuate the transfer of its duties to the successor escrow agent.

17.2 Replacement. Upon ninety (90) days’ written notice, Supplier and Cisco may replace Escrow Agent with a successor, who shall replace Escrow Agent and be bound by all the terms and conditions of this Escrow Agreement.

18.0 FEES AND EXPENSES.

Cisco shall pay the fees of Escrow Agent for its services hereunder during the term of this Escrow Agreement. Such fees shall consist of initiation fees, periodic escrow maintenance charges, at Escrow Agent’s standard rates, fees charged for carrying out its duties hereunder. Escrow Agent’s current schedule of fees for the first year of this Agreement is attached hereto as Attachment B. Escrow Agent shall have no obligations under this Agreement until the initial invoice has been paid in full.

19.0 INDEMNIFICATION.

Cisco agrees to indemnify Escrow Agent from and against any and all third party liabilities, claims, suits and other proceedings, all judgments and other awards against Escrow Agent in connection herewith, and all costs and expenses incurred in connection with the defense thereof, in each case which may be imposed on, or incurred by, or asserted against, Escrow Agent as a direct result of this Escrow Agreement and the action or inaction of Cisco, Supplier or a third party, provided that neither Supplier nor Cisco shall be liable for that portion of any such indemnification amount resulting in whole or in part from Escrow Agent’s gross negligence or willful misconduct or violation by Escrow Agent of any terms or provisions of this Escrow Agreement.

20.0 LIMITATION OF LIABILITY.

No party hereunder shall be liable for special, indirect, incidental, punitive or consequential damages hereunder.

21.0 SUCCESSORS.

This Escrow Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties. However, Escrow Agent shall have no obligation in performing this Escrow Agreement to recognize any successor or assign of Supplier or Cisco unless Escrow Agent receives clear, authoritative and conclusive written evidence of the change of parties.

22.0 COUNTERPARTS.

This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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23.0 MODIFICATION.

No modifications to this Escrow Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Escrow Agreement as of the date set forth above.

CISCO SYSTEMS
“Supplier”

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

“Escrow Agent”

By:
Name:
Title:
Date:

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ATTACHMENT A

ESCROW MATERIALS

Date

Foundry # 1

Subject:                  Letter of Authorization

Reference:             Cisco Systems, Inc. (“Cisco”)

Dear

NetLogic Microsystems, Inc. (“NETLOGIC”) has entered into a contractual relationship (“Agreement”) with Cisco to supply the Product (“PRODUCT”) to Cisco. In support of this Agreement, NETLOGIC has granted to Cisco the right, upon certain events (“Trigger Events”), to procure the PRODUCT directly from you pursuant to the same contractual terms by which you sell the PRODUCT to NETLOGIC.

(1) In the event a Trigger Event has occurred, Cisco will inform you by written notice and by the delivery to you of this Letter of Authorization (the “Notice”). Upon your receipt of the Notice, Cisco shall have the right to procure the PRODUCT from you under the same terms and conditions as the [PLEASE REFERENCE AGREEMENT BETWEEN NETLOGIC AND FOUNDRY].

The right granted to Cisco to procure the PRODUCT directly from you under the above circumstances will expire on the date which is the later of (i) the termination of the Agreement, or (ii) [***] after the date on which Cisco exercises its right to procure the PRODUCT from you.

The foregoing is the complete description of the rights which Cisco has to procure the PRODUCT’s directly from you in the event of an occurrence of a Trigger Event. If Cisco exercises the above rights, NETLOGIC agrees to execute any documentation reasonably required in order to novate to Cisco the contract between you and NETLOGIC.

Please acknowledge your consent to Cisco’s right to make purchases directly from you in accordance with the terms above by signing this Letter of Authorization on the line provided below.

Sincerely,

VP

NetLogic Microsystems, Inc.

ACKNOWLEDGED AND AGREED:

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TSMC

By:
Name:
Title:

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ATTACHMENT B

DESIGNATED CONTACT

Account Number

Notices, deposit material returns and communications to Supplier should be addressed to:	Invoices to Supplier, if any, should be addressed to:

Company Name: __________________________

Address:________________________________

                ________________________________

                ________________________________

Designated Contact:_______________________

Verification Contact:_______________________

_________________________________

_________________________________

_________________________________

_________________________________

Contact: __________________________

P.O.#, if required:____________________

Notices and communications to Cisco should be addressed to:	Invoices to Cisco should be addressed to:

Cisco Systems _________ Address: ______________________________ ______________________________ Designated Contact: VP Manufacturing	Cisco Systems, Inc. 170 West Tasman Drive San Jose, CA 95134 Contact: Accounts Payable P.O.#, if required: ____________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and notices to Recall should be addressed to:	Invoice inquiries and fee remittances to Recall should be addressed to:

Recall Account Executive-IP Escrow Program 2109 Bering Drive San Jose, CA 95131 Telephone: [***] Facsimile: [***]	Recall Escrow Administrator-IP Escrow Program 2109 Bering Drive San Jose, CA 95131 [***] [***]

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EXHIBIT G

CISCO AUTHORIZED CONTRACT MANUFACTURERS

Cisco hereby identifies the following authorized CMs who may purchase Supplier Products on behalf of Cisco. Cisco may withdraw each such authorization on thirty (30) days advance written notice to Supplier, provided that (i) any remedy Cisco may be entitled to or seek resulting from any shipments to any such withdrawn CM shall be between Cisco and the CM; (ii) in the event of such a withdrawal, Cisco may, at their election, cancel any open orders and pay any applicable cancellation charges or accept delivery of and pay for any Products then being manufactured by Supplier for the affected CM for the benefit of Cisco. Further, Cisco may expand unilaterally this list of authorized CMs upon written notice to Supplier.

[***]

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EXHIBIT H

CONTRACT DISPUTE ESCALATION

Level	Cisco	Supplier	Maximum period of time at attempted resolution before escalation to next level
1	Commodity Manager	Account Manager	10 business days or as otherwise mutually agreed

2	Director, Global Supply Management	Business Unit General Manager	10 business days or as otherwise mutually agreed

3	VP Global Supply Management	Group President	10 business days or as otherwise mutually agreed

4	Senior VP Manufacturing	CEO	10 business days or as otherwise mutually agreed

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